Exhibit 10.34

NINTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT

This NINTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT, by and among PEAK6 Group LLC (formerly known as PEAK6 Investments, L.P.) (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of February 19, 2021 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, on December 1, 2012, ACH, Providing Party and Apex entered into an Addendum and Amendment to add Apex as a party to the Original Agreement; and

WHEREAS, on September 28, 2018, PEAK6 Investments, L.P. was converted to the Delaware limited liability company PEAK6 Group LLC, which shall replace PEAK6 Investments, L.P. as the Providing Party hereinafter;

WHEREAS, ACH, Providing Party and Apex desire to enter into this Addendum to specify responsibilities required by Apex for Apex to continue to receive certain pricing services from the Providing Party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum. The term “Providing Party” shall now mean PEAK6 Group LLC.

ARTICLE II

AMENDMENTS

Section 2.1. Amendment. Upon execution of this Addendum, the following language shall be added as new Section 15 of the Original Agreement:

“15. Intellectual Property. The following shall apply to any Receiving Party Development (as defined below):

(a) “Develop” means to create, prepare, produce, author, edit, amend, conceive, develop, assemble, reduce to practice or, in the case of works of authorship, to fix in a tangible medium of expression.

(b) “Development” means any invention, discovery, idea, improvement, process, development, design, know-how, data, logo, trademark, service mark, software (whether in source code or object code form), algorithm or work of authorship (in each case, whether or not patentable or registrable under patent, copyright, trademark, or similar statutes).

(c) “Intellectual Property Rights” means any and all rights in and to (A) copyrights and copyrightable works (including computer programs), mask works, data and databases, (B) trade secrets, know-how and other confidential information, (C) trademarks, service marks, trade dress, trade names, logos, corporate names, domain names and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (D) patents, patent disclosures and inventions (whether patentable or not), and (E) all other intellectual property rights arising in any jurisdiction throughout the world, in each case whether registered or unregistered, and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof.

(d) “Receiving Party Development” means any Development that any employee, agent or subcontractor of Providing Party may solely or jointly Develop during the term of this Agreement specifically for Receiving Party pursuant to this Agreement and resulting from any services performed by any employee, agent or subcontractor of Providing Party specifically for Receiving Party, including and all printed, physical and electronic copies and other tangible embodiments thereof. For the avoidance of doubt, any Development that was Developed by Providing Party not specifically for Receiving Party, including such Developments that were Developed during the term of this Agreement, shall not be deemed a “Receiving Party Development”.

1.02 (a) Providing Party agrees that it will promptly make full written disclosure to Receiving Party of, will hold in trust for the sole right and benefit of Receiving Party, and will agree to assign, and does hereby irrevocably assign, to Receiving Party (or its designee), all of Providing Party’s right, title and interest in and to any and all Receiving Party Developments, as well as any and all Intellectual Property Rights therein and all improvements thereof. Providing Party acknowledges that, to the extent permitted by applicable law, each Receiving Party Development consisting of copyrightable subject matter is a “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by Receiving Party. Providing Party understands and agrees that (x) the decision whether or not to use, commercialize or market any Receiving Party Developments, or to file an application for patent, copyright registration or any other Intellectual Property Rights and to prosecute or abandon such application prior to issuance or registration, is within Receiving Party’s sole discretion and for Receiving Party’s sole benefit and (y) no royalty or other consideration shall be due to Providing Party now or in the future as a result of Receiving Party’s activities. Nothing contained herein shall be construed to reduce or limit Receiving Party’s right, title or interest in any Receiving Party Development so as to be less in any respect than that Receiving Party would have had in the absence of this Agreement.

1.03 (b) During and after the term of the Engagement, Providing Party agrees to assist Receiving Party (or its designee), without charge by Providing Party to Receiving Party (or its designee) but at no expense to Providing Party, in every proper way to secure Receiving Party’s rights in Receiving Party Developments, and any rights relating thereto, in any and all jurisdictions throughout the world, including (i) the disclosure to Receiving Party of all pertinent information and data with respect thereto, (ii) the execution and delivery of all applications, specifications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments that Receiving Party shall deem necessary or proper in order to apply for, register, obtain, perfect, maintain, defend and enforce such rights and in order to assign and convey to Receiving Party, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Receiving Party Developments, and any rights relating thereto, and (iii) testifying in a suit or other proceeding relating to such Receiving Party Developments, and any rights relating thereto.”

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a part of the Original Agreement.

Section 3.2 Amendments. This Addendum, including the costs and services set forth herein, may be amended, modified or supplemented at any time by mutual written agreement of the parties to this Addendum, which agreement may be via email between authorized officers of the parties hereto.

Section 3.3 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative with effect as of February 19, 2021.

PEAK6 GROUP LLC

By:	Jay Coppoletta
Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate and Development Officer

APEX CLEARING HOLDINGS LLC

By:	Jay Coppoletta
Jay Coppoletta
Name: Jay Coppoletta
Title: Manager

APEX CLEARING CORPORATION

By:	William Capuzzi
Name: William Capuzzi
Title: Chief Executive Officer